Exhibit 10.2

AMENDMENT NO. 2

TO

FLUENT, INC.
2022 OMNIBUS EQUITY INCENTIVE PLAN

Fluent, Inc., a Delaware corporation (the “Company”), hereby amends its 2022 Omnibus Equity Incentive Plan (the “Plan”) as set forth below, which amendments shall be effective as of the date set forth below.

Section 4(a) of the Plan shall be amended and restated in its entirety to read:

(a) Subject to Section 5 hereof, the maximum number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i) 5,566,666 shares, plus (ii) the number of shares of Common Stock reserved, but unissued under the 2018 Plan; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. Following the Effective Date, no further awards shall be issued under the Prior Plans, but all awards under the Prior Plans which are outstanding as of the Effective Date (including any Grandfathered Arrangement) shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plans and any applicable award agreement.

Section 4(c) of the Plan shall be amended and restated in its entirety to read:

(c) No more than 5,566,666 Shares shall be issued pursuant to the exercise of ISOs.

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Plan. Except as specifically provided herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment No. 2. Upon the effectiveness of this Amendment No. 2, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment No. 2.

Each provision of this Amendment No. 2 shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment No. 2 that are valid, enforceable and legal.

This Amendment No. 2 shall be governed in accordance with the laws of Delaware.

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The Company has caused this Amendment No. 2 to be executed effective as of June 17, 2026.